UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2002
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Imagis Technologies Inc.

British Columbia, Canada	000-30090	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300-1075 West Georgia Street Vancouver, British Columbia, Canada V6E 3C9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (604) 684-2449

Item 5.         Other Items

On May 15, 2002, the Company released its first quarter results. Revenues at March 31, 2002 were $1,061,865 up from $353,836, a 200% increase over the same period last year, and 51% of total revenues for the fiscal year 2001.

Item 7.         Financial Statements and Exhibits

(c)     Exhibits:

1.       Press Release of the Company dated May 13, 2002
2.       Press Release of the Company dated May 15, 2002
3.       Press Release of the Company dated May 21, 2002

Item 9.         Regulation FD Disclosure

On May 13, 2002, the Company and its business partner, ORION Scientific Systems, announced that Harris County Sheriff's Department in Texas is using Imagis' biometric facial recognition to accurately identify felons and increase the efficiency of surveillance activities.

On May 21, 2002, the Company announced that it has enterred into a license agreement with Zixsys Inc., a subsidiary of SANYO Semiconductor Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagis Technologies Inc.

Date: June 7, 2002	By: /s/ Rory Godinho

Rory Godinho
Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued May 13, 2002
99.2	Press release issued May 15, 2002
99.3	Press release issued May 21, 2002